Exhibit  23.1      Consent  of     Independent     Auditors,  Kabani & Co., CPAs


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use, in the registration statement on Form SB-2/A (Amendment No. 3) of Island Residences Club, Inc., of our report dated September 12, 2006 on our audits of the financial statements of Island Residences Club, Inc. as of May 31, 2006, and the results of its operations and cash flows for the year ended May 31, 2006 and the period ended May 31, 2005, and the reference to us under the caption "Experts."


/s/Kabani  &  Company,  Inc.
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   Kabani  &  Company,  Inc.

Los  Angeles,  CA

September  27,  2006